UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2009 (May 21, 2009)
LUMINEX CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-30109	74-2747608

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12212 TECHNOLOGY BLVD., AUSTIN, TEXAS	78727

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (512) 219-8020
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Luminex Corporation Amended and Restated 2006 Equity Incentive Plan
At the Annual Meeting of Stockholders (the “Meeting”) of Luminex Corporation (“Luminex”) held on May 21, 2009, Luminex’s stockholders approved the Luminex Corporation Amended and Restated 2006 Equity Incentive Plan (the “Equity Incentive Plan”) which will be effective as of May 21, 2009. The Luminex Corporation 2006 Equity Incentive Plan (the “Original Plan”) was initially approved by Luminex on May 25, 2006 by a majority of our stockholders present in person or by proxy and entitled to vote at our 2006 annual meeting of stockholders. The amendments, among other things:
•	increase the number of shares available for issuance under the Original Plan by 3,325,000 shares (see “Shares Available for Awards under the Plan” below);
•	provide that each share issued pursuant to a restricted share or a restricted share unit award will reduce the share reserve for issuance under the Equity Incentive Plan by 1.48 shares, and that the expiration, termination, cash settlement or otherwise forfeiting or cancelling of restricted share or restricted share unit awards will increase such share reserve by 1.48 shares for each share subject to the expired, terminated, cash settled or otherwise forfeited or cancelled restricted share or restricted share unit awards (see “Shares Available for Awards under the Plan” below);
•	modify the permissible performance goals associated with performance awards under the Equity Incentive Plan (see “Performance Awards” below); and
•	modify the change in control provision to provide the Compensation Committee of the Board of Directors (the “Committee”) greater flexibility in administering the Equity Incentive Plan in the event of a change of control (see “Change in Control” below).
The amendments to the Equity Incentive Plan also include conforming amendments required by changes in law, including Section 409A of the Internal Revenue Code of 1986 (the “Code”), and miscellaneous clarifications to plan language.
The following is a brief summary of the principal features of the Equity Incentive Plan, which is qualified in its entirety by reference to the full text of the Equity Incentive Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. Capitalized terms not defined herein shall have the meanings prescribed to them in the Equity Incentive Plan.
Shares Available for Awards under the Plan. Under the Equity Incentive Plan, awards may be made in common stock of Luminex. Subject to adjustment as provided by the terms of the Equity Incentive Plan, the maximum number of shares of common stock with respect to which awards may be granted under the Equity Incentive Plan was approximately 3,380,974 shares as of the approval of the Equity Incentive Plan. Except as adjusted in accordance with the terms of the Equity Incentive Plan, no more than 1,000,000 shares of common stock authorized under the Equity Incentive Plan may be awarded as incentive stock options.
Each share issued pursuant to an option shall reduce the share reserve by one share. Each share subject to a redeemed portion of a stock appreciation right (“SAR”) shall reduce the share reserve by one share. Each share issued pursuant to a restricted share award or a restricted share unit award shall reduce the share reserve by 1.48 shares. If any award granted under the Equity Incentive Plan, the Original Plan or Luminex’s 2000 Long-Term Incentive Plan (the “2000 Plan”) expires, terminates, is settled in cash (in whole or in part) or is otherwise forfeited or canceled for any reason before it has vested or been exercised in full, the shares subject to such award shall, to the extent of such expiration, cash settlement, forfeiture, or termination, again be available for awards under the Equity Incentive Plan and the share reserve will be increased. Any shares that again become available for grant shall be added back as (i) one share if such shares were subject to options or SARs granted under the Equity Incentive Plan or under the 2000 Plan, and (ii) 1.48 shares if such shares were subject to restricted share or restricted share unit awards granted under the Equity Incentive Plan, the Original Plan or under the 2000 Plan. Notwithstanding the foregoing, if an option or SAR is exercised, in whole or in part, by tender of shares or if Luminex’s tax withholding obligation is satisfied by withholding shares, the number of shares deemed to have been issued under the Equity Incentive Plan shall be the number of shares that were subject to the option or SAR or portion thereof, and not the net number of shares actually issued and any SARs to be settled in shares shall be counted in full against the number of shares available for issuance under the Equity Incentive Plan, regardless of the number of shares issued upon the settlement of the SAR.

Shares issued by Luminex as substitute awards granted solely in connection with the assumption of outstanding awards previously granted by a company acquired by Luminex, or with which Luminex combines (“Substitute Awards”), do not reduce the number of shares available for awards under the Equity Incentive Plan.
In addition, the Equity Incentive Plan imposes individual limitations on the amount of certain awards in order to comply with Sections 162(m), 422 and 409A of the Code. Under these limitations, no single participant may receive options or SARs in any calendar year that, taken together, relate to more than 300,000 shares of common stock, subject to adjustment in certain circumstances.
With certain limitations and exceptions, awards made under the Equity Incentive Plan will be equitably and proportionately adjusted by the Committee, as deemed appropriate by the Committee, to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Equity Incentive Plan in the event of any stock dividend, reorganization, recapitalization, stock split, combination, merger, consolidation, change in laws, regulations or accounting principles or other relevant unusual or nonrecurring event affecting Luminex.
Eligibility and Administration. Current and prospective officers and employees, and directors of, and consultants to, Luminex or its subsidiaries or affiliates are eligible to be granted awards under the Equity Incentive Plan. The Committee will administer the Equity Incentive Plan, except with respect to awards to non-employee directors, for which the Equity Incentive Plan will be administered by the Board of Directors (the “Board”). The Committee will be composed of not less than two non-employee directors, each of whom will be a “Non-Employee Director” for purposes of Section 16 of the Exchange Act and Rule 16b-3 thereunder, an “outside director” within the meaning of Section 162(m) and the regulations promulgated under the Code and will be an independent director as defined by the listing standards of The Nasdaq Stock Market. Subject to the terms of the Equity Incentive Plan, the Committee is authorized to select participants, determine eligibility for participation and decide all questions concerning eligibility for and the amount of awards under the Equity Incentive Plan, determine the type and number of awards to be granted, determine and later amend (subject to certain limitations) the terms and conditions of any award, interpret and specify the rules and regulations relating to the Equity Incentive Plan, and make all other determinations which may be necessary or desirable for the administration of the Equity Incentive Plan.
In addition, the Equity Incentive Plan authorizes the Committee to grant awards as an alternative to, or as the form of payment for grants or rights earned or payable under, other bonus or compensation plans, arrangements or policies of Luminex, grant substitute awards on such terms and conditions as the Committee may prescribe, subject to compliance with the incentive stock option rules under Section 422 of the Code and the nonqualified deferred compensation rules under Section 409A of the Code, and make all determinations under the Equity Incentive Plan concerning any participant’s separation from service with Luminex, including whether such separation occurs by reason of cause, good reason, disability, retirement, or in connection with a change in control and whether a leave constitutes a separation from service.
Stock Options and Stock Appreciation Rights. The Committee is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The grant of an option or SAR occurs when the Committee by resolution, written consent, or other appropriate action determines to grant such option or SAR for a particular number of shares to a particular participant at a particular option price or grant price, or such later date as the Committee shall specify in such resolution, written consent or other appropriate action. The Committee may specify the terms of such grants subject to the terms of the Equity Incentive Plan. The Committee is also authorized to grant SARs, either with or without a related option. The exercise price per share subject to an option and the grant price of an SAR is determined by the Committee at the time granted, but may not be less than the fair market value of a share of common stock on the date of the grant, except in the case of Substitute Awards. In the case of Substitute Awards or awards granted in connection with an adjustment in the form of options or SARs, such grants shall have an option price (or grant price) per share that is intended to maintain the economic value of the award that was replaced or adjusted as determined by the Committee. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and the provisions requiring forfeiture of unexercised options at or following separation from service generally are fixed by the Committee, except that no option or SAR relating to an option may have a term exceeding ten years. Incentive stock options that are granted to holders of more than ten percent of Luminex’s voting securities are subject to certain additional restrictions, including a five-year maximum term and a minimum exercise price of 110% of fair market value.
A stock option or SAR may be exercised in whole or in part at any time, with respect to whole shares only, within the period permitted thereunder for the exercise thereof. Stock options and SARs shall be exercised by written notice of intent to exercise the stock option or SAR and, with respect to options, payment in full to Luminex of the amount of the option price for the number of shares with respect to which the option is then being exercised. An award agreement may provide that the period of time over which an option, other than an incentive stock option, or SAR may be exercised shall be automatically extended if on the scheduled expiration of such award, the participant’s exercise of such award would violate applicable securities law; provided, however, that during the extended exercise period the option or SAR may only be exercised to the extent such award was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than 30 days after the exercise of such option or SAR first would no longer violate such laws.

Payment of the option price shall be made in (i) cash or cash equivalents, (ii) at the discretion of the Committee, by transfer, either actually or by attestation, to Luminex of unencumbered shares previously acquired by the participant, valued at the fair market value of such shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes, such transfer to be upon such terms and conditions as determined by the Committee, (iii) by a combination of (i) or (ii), or (iv) by any other method approved or accepted by the Committee in its sole discretion, including, if the Committee so determines, (x) a cashless (broker-assisted) exercise that complies with applicable laws or (y) withholding shares (net-exercise) otherwise deliverable to the participant pursuant to the option having an aggregate fair market value at the time of exercise equal to the total option price. Until the optionee has been issued the shares subject to such exercise, he or she shall possess no rights as a stockholder with respect to such shares. Luminex reserves, at any and all times in Luminex’s sole discretion, the right to establish, decline to approve or terminate any program or procedures for the exercise of options by means of a method set forth in subsection (iv) above, including with respect to one or more participants specified by Luminex notwithstanding that such program or procedures may be available to other participants.
Except as otherwise provided in the applicable award agreement, an option or SAR ceases to become exercisable upon a separation from service of the holder thereof. The Committee may determine in its discretion that an option or SAR may be exercised following any such separation from service, whether or not exercisable at the time of such separation; provided, however, that in no event may an option or SAR be exercised after the expiration date of such award specified in the applicable award agreement, except as otherwise provided in the Equity Incentive Plan.
Restricted Shares and Restricted Share Units. The Committee is authorized to grant restricted shares of common stock and restricted share units. Restricted shares are shares of common stock subject to transfer restrictions as well as forfeiture upon certain separations from service prior to the end of a restricted period or other conditions specified by the Committee in the award agreement. A participant granted restricted shares of common stock generally has most of the rights of a stockholder of Luminex with respect to the restricted shares, including the right to receive dividends and the right to vote such shares. None of the restricted shares may be transferred, encumbered or disposed of during the restricted period or until after fulfillment of the restrictive conditions.
Each restricted share unit has a value equal to the fair market value of a share of common stock on the date of grant. The Committee determines, in its sole discretion, the restrictions applicable to the restricted share units. A participant will be credited with dividend equivalents on any vested restricted share units at the time of any payment of dividends to stockholders on shares of common stock. Except as determined otherwise by the Committee, restricted share units may not be transferred, encumbered or disposed of, and such units shall terminate, without further obligation on the part of Luminex, unless the participant remains in continuous employment (or other service-providing capacity) of Luminex for the restricted period and any other restrictive conditions relating to the restricted share units are met. Restricted share units are subject to similar transfer restrictions as restricted shares, except that no shares are actually awarded to a participant who is granted restricted share units on the date of grant, and such participant shall have no rights of a stockholder with respect to such restricted share units until the restrictions set forth in the applicable award agreement have lapsed.
Performance Awards. A performance award consists of a right that is denominated in cash or shares of common stock, valued in accordance with the achievement of certain performance goals during certain performance periods as established by the Committee, and payable at such time and in such form as the Committee shall determine. Performance awards may be paid in a lump sum or in installments following the close of a performance period or on a deferred basis, as determined by the Committee. Separation from service prior to the end of any performance period, other than for reasons of death or total disability, will result in the forfeiture of the performance award. A participant’s rights to any performance award may not be transferred, encumbered or disposed of in any manner, except by will or the laws of descent and distribution or as the Committee may otherwise determine.
Performance awards are subject to certain specific terms and conditions under the Equity Incentive Plan. Unless otherwise expressly stated in the relevant award agreement, each award granted to a Covered Officer under the Equity Incentive Plan is intended to be performance-based compensation within the meaning of Section 162(m) of the Code. Performance goals for Covered Officers will be limited to one or more of the following financial performance measures relating to Luminex or any of its subsidiaries, operating units, business segments or divisions: (a) earnings before interest, taxes, depreciation, amortization and/or stock compensation; (b) operating (or gross) income or profit; (c) operating efficiencies; (d) return on equity, assets, capital, capital employed or investment; (e) after tax operating income; (f) net income; (g) earnings or book value per share;

(h) financial ratios; (i) cash flow(s); (j) total sales or revenues or sales or revenues per employee; (k) production (separate work units or SWUs); (l) stock price or total stockholder return; (m) dividends; (n) debt or cost reduction; or (o) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions, joint ventures or collaborations or divestitures; or (p) any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of Luminex or any subsidiary, operating unit or division of Luminex and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders’ stock and/or shares outstanding, or to assets or net assets. The Committee may appropriately adjust any evaluation of performance under criteria set forth in the Equity Incentive Plan to exclude any of the following events that occurs during a performance period: (i) asset impairments or write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in Luminex’s annual report to stockholders for the applicable year, and (vi) the effect of adverse federal, governmental or regulatory action, or delays in federal, governmental or regulatory action; provided that the Committee commits to make any such adjustments no longer than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code). Notwithstanding the foregoing, the Committee may in its discretion, waive any performance goals and/or other terms and conditions relating to a performance award.
To the extent necessary to comply with Section 162(m) of the Code, with respect to grants of performance awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee will, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee will certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable award agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period. With respect to any Covered Officer, the maximum annual number of shares in respect of which all performance awards may be granted under the Equity Incentive Plan is 300,000 and the maximum annual amount of all performance awards that are settled in cash is $3,000,000.
For purposes of the share counting provisions of the Equity Incentive Plan, a performance award that is not settled in cash shall be treated as (i) an option award if the amounts payable thereunder will be determined by reference to the appreciation of a share, and (ii) a restricted share award if the amounts payable thereunder will be determined by reference to the full value of a share.
Other Stock-Based Awards. The Committee is authorized to grant any other type of awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock of Luminex. The Committee will determine the terms and conditions of such awards, consistent with the terms of the Equity Incentive Plan. For purposes of the share counting provisions of the Equity Incentive Plan, an other stock-based award that is not settled in cash shall be treated as (i) an option award if the amounts payable thereunder will be determined by reference to the appreciation of a share, and (ii) a restricted share award if the amounts payable thereunder will be determined by reference to the full value of a share.
Non-Employee Director Awards. The Board may provide that all or a portion of a non-employee director’s annual retainer and/or retainer fees or other awards or compensation as determined by the Board be payable in non-qualified stock options, restricted shares, restricted share units and/or other stock-based awards, including unrestricted shares, either automatically or at the option of the non-employee directors. The Board will determine the terms and conditions of any such awards, including those that apply upon the termination of a non-employee director’s service as a member of the Board. Non-employee directors are also eligible to receive other awards pursuant to the terms of the Equity Incentive Plan, including options and SARs, restricted shares and restricted share units, and other stock-based awards upon such terms as the Committee may determine; provided, however, that with respect to awards made to members of the Committee, the Equity Incentive Plan will be administered by the Board.
Separation from Service. The Committee will determine the terms and conditions that apply to any award upon the grantee’s separation from service with Luminex, its subsidiaries and affiliates, and provide such terms in the applicable award agreement or in its rules or regulations.
Change in Control. Unless otherwise provided by the Committee, or in an award agreement or by a contractual agreement between Luminex and an award holder, if, within one year following a Change in Control (as defined in the Equity Incentive Plan), an award holder separates from service with Luminex (or its successor) by reason of (a) death; (b) disability; (c) normal retirement or early retirement; (d) for Good Reason (as defined in the Equity Incentive Plan) by the award holder; or (e) involuntary termination by Luminex for any reason other than for Cause (as defined in the Equity Incentive Plan), all outstanding Awards of such award holder shall vest, become immediately exercisable and payable and have all restrictions lifted.

Additionally, in the event of a Change in Control, subject to certain conditions provided for in the Equity Incentive Plan: (i) the Committee may take such actions as it deems appropriate to provide for the acceleration of the exercisability, vesting and/or settlement in connection with such Change in Control of each or any outstanding award or portion thereof and shares acquired pursuant thereto upon such conditions (if any), including termination of the award holder’s service prior to, upon, or following such Change in Control, to such extent as the Committee shall determine, (ii) the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any award holder, either assume or continue Luminex’s rights and obligations under each or any award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable, and (iii) the Committee may, in its discretion and without the consent of any award holder, determine that, upon the occurrence of a Change in Control, each or any award or a portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Committee) subject to such canceled award in (a) cash, (b) stock of Luminex or of a corporation or other business entity a party to the Change in Control, or (c) other property which, in any such case, shall be in an amount having a fair market value equal to the fair market value of the consideration to be paid per share in the Change in Control, reduced by the exercise or purchase price per share, if any, under such award (which payment may, for the avoidance of doubt, be $0, in the event the per share exercise or purchase price of an award is greater than the per share consideration in connection with the Change in Control).
Amendment and Termination. The Board may amend, alter, suspend, discontinue or terminate the Equity Incentive Plan or any portion of the Equity Incentive Plan at any time, except that stockholder approval must be obtained for any such action if such approval is necessary to comply with any tax or regulatory requirement with which the Board deems it desirable or necessary to comply. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award, either prospectively or retroactively. The Committee does not have the power, however, to (i) amend the terms of previously granted options to reduce the exercise price per share subject to such option, (ii) amend the terms of previously granted SARs to reduce the grant price of such SARs, (iii) cancel such options and grant substitute options with a lower exercise price per share than the cancelled options, or (iv) cancel such SARs and grant substitute and grant substitute SARs with a lower grant price than the cancelled SARs, in each case without the approval of Luminex’s stockholders. The Committee also may not materially and adversely affect the rights of any award holder without the award holder’s consent.
Other Terms of Awards. Luminex may take action, including the withholding of amounts from any award made under the Equity Incentive Plan, to satisfy withholding and other tax obligations. The Committee may provide for additional cash payments to participants to defray any tax arising from the grant, vesting, exercise or payment of any award. Except as permitted by the applicable award agreement, awards granted under the Equity Incentive Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or as permitted by the Committee in its discretion.
Forms of Award Agreements. In connection with the adoption of the Equity Incentive Plan, on May 20, 2009, the Board approved forms of award agreements for awards under the Equity Incentive Plan which will be used for awards under the Equity Incentive Plan effective May 21, 2009. The forms of award agreements are attached hereto as Exhibits 10.2 through 10.6 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Luminex Corporation Amended and Restated 2006 Equity Incentive Plan
10.2	Form of Non-Qualified Stock Option Agreement
10.3	Form of Restricted Share Award Agreement (Officers and Employees)
10.4	Form of Restricted Share Award Agreement (Directors)
10.5	Form of Restricted Share Unit Agreement (Officers and Employees)
10.6	Form of Restricted Share Unit Agreement (Directors)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2009	LUMINEX CORPORATION
	By:	/s/ Harriss T. Currie
		Name:	Harriss T. Currie
		Title:	Vice President — Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Luminex Corporation Amended and Restated 2006 Equity Incentive Plan
10.2	Form of Non-Qualified Stock Option Agreement
10.3	Form of Restricted Share Award Agreement (Officers and Employees)
10.4	Form of Restricted Share Award Agreement (Directors)
10.5	Form of Restricted Share Unit Agreement (Officers and Employees)
10.6	Form of Restricted Share Unit Agreement (Directors)